EXHIBIT 10.41
USG CORPORATION
2019 LONG-TERM CASH INCENTIVE AWARD AGREEMENT
WHEREAS, the “Awardee” is an employee of USG Corporation, a Delaware corporation (the “Company”), or a Subsidiary;
WHEREAS, the Committee has granted to the Awardee on the date as set forth in the Award Summary on the Morgan Stanley Wealth Management website on the “Date of Grant”, a Cash Incentive Award (as defined in the Plan) pursuant to the USG Corporation 2016 Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth;
WHEREAS, the Plan and Exhibit A to this 2019 Long-Term Cash Incentive Award Agreement (this “Agreement”) contain defined terms that are used in this Agreement with initial capital letters, and other terms are defined in this Agreement for further use herein with initial capital letters; and
WHEREAS, the execution of a 2019 Long-Term Cash Incentive Award Agreement substantially in the form hereof to evidence such grant has been authorized by a resolution of the Committee.
NOW, THEREFORE, the Company and the Awardee agree as follows:

1.
Grant of Cash Incentive Award. Subject to the terms of the Plan, the Awardee has been granted a target Cash Incentive Award in an amount separately communicated in the 2019 Long-Term Incentive Plan Employee Statement sent to the Awardee (the “Target Cash Incentive Award”), payment of which depends on the Company’s performance as set forth in this Agreement and in the Statement of Performance Goals approved by the Committee (the “Statement of Performance Goals”) and, subject to Sections 3 and 4, the Awardee’s continuous employment through the last day of Performance Period #3 (as defined herein).

2.	Earning of Award.

(a)
Performance Measure. The Awardee’s right to receive all, any portion of, or more than, the Target Cash Incentive Award will be contingent upon the achievement of specified levels of performance of the Company’s Consolidated EBITDA, as set forth in the Statement of Performance Goals and will be measured with respect to three performance periods (each, a “Performance Period”) as set forth in the table below, and 33.33% of the Target Cash Incentive Award may be earned with respect to each Performance Period in accordance with the terms below:

Performance Period	Percentage of Target Cash Incentive Award Allocated
Performance Period #1: January 1, 2019 to December 31, 2019	33.33%
Performance Period #2 January 1, 2020 to December 31, 2020	33.33%
Performance Period #3 January 1, 2021 to December 31, 2021	33.33%

(b)
Below Threshold. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA for such Performance Period falls below the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, no portion of the Cash Incentive Award allocated to such Performance Period shall become earned and such portion shall be immediately forfeited.

(c)
Threshold. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA for the Performance Period equals the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 50% of the Target Cash Incentive Award allocated to such Performance Period shall become earned and the unearned portion allocated to such Performance Period shall be immediately forfeited.

(d)
Between Threshold and Target. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, the percentage of the Target Cash Incentive Award allocated to such Performance Period that shall become earned will be determined by mathematical straight-line interpolation between 50% of the Target Cash Incentive Award allocated to such Performance Period and 100% of the Target Cash Incentive Award allocated to such Performance Period and the unearned portion of the Target Cash Incentive Award allocated to such Performance Period shall be immediately forfeited.

(e)
Target. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA for such Performance Period equals the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 100% of the Target Cash Incentive Award allocated to such Performance Period shall become earned.

(f)
Between Target and Maximum. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, the percentage of the Target Cash Incentive Award allocated to such Performance Period that shall become earned will be determined by mathematical straight-line interpolation between 100% of the Target Cash Incentive Award allocated to such Performance Period and 150% of the Target Cash Incentive Award allocated to such Performance Period.

(g)
Equals or Exceeds Maximum. If, upon the conclusion of each Performance Period, the Company’s Consolidated EBITDA for the Performance Period equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 150% of the Target Cash Incentive Award allocated to such Performance Period shall become earned.

(h)
Conditions; Determination of Earned Award. Except as otherwise provided herein, the Awardee’s right to receive the earned portions of the Cash Incentive Award is contingent upon his or her remaining in the continuous employ of the Company, an Affiliate or a Subsidiary through the last day of Performance Period #3. Following each Performance Period, the Committee shall determine, whether and to what extent the goals relating to the Company’s Consolidated EBITDA have been satisfied for such Performance Period and shall determine the percentage of the Target Cash Incentive Award allocated to such Performance Period that shall have become earned hereunder.

3.
Effect of Change in Control. Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply in connection with a Change in Control, which, for the avoidance of doubt, shall include (I) the merger between World Cup Acquisition Corporation, an indirect, wholly-owned subsidiary of Garb. Knauf KG (“Knauf”), and the Company (the “Merger”), (II) any other Change in Control, and (III) following the consummation of the Merger, any transaction that constitutes a change in control of Knauf for purposes of Section 409A of the Code. Notwithstanding the preceding sentence, Section 4 shall apply and the following provisions of this Section shall not apply if the Change in Control occurs after termination of the Awardee’s employment due to death, Disability, or Retirement.

(a)
Assumption of Award. Upon the occurrence of a Change in Control, if the Award made under this Agreement remains outstanding at the time of such Change in Control, it shall be Assumed by the entity effecting the Change in Control, and the percentage of the Target Cash Incentive Award that may become payable to the Awardee for the Performance Period in which the Change in Control occurs and any subsequent remaining Performance Period (each, a “CIC Cash Incentive Award”) shall continue to be determined pursuant to Section 2 above, as long as the Awardee remains continuously employed through the last day of Performance Period #3; provided, however, that (i) if the Awardee’s employment is terminated due to the Awardee’s death, Disability, or Retirement (as such terms are defined in Exhibit A), the level at which each CIC Cash Incentive Award shall become earned shall be determined pursuant to Section 4, (ii) if the Awardee’s employment is terminated by the Company or a Subsidiary without Cause (as such term is defined in Exhibit A) within 12 months following the consummation of the Merger, the level at which each CIC Cash Incentive Award shall become earned shall be determined pursuant to Section 3(b), or (iii) if the Awardee’s employment is terminated by the Company or a Subsidiary without Cause within 12 months following the consummation of a Change in Control other than the Merger, the level at which each CIC Cash Incentive Award shall become earned shall be determined pursuant to Section 3(c).

(b)	Termination without Cause in Connection with the Merger.

(i) If the Awardee’s employment with the Company or a Subsidiary terminates without Cause within 12 months following the consummation of the Merger and such termination occurs during calendar year 2019, subject to Section 9, the Company shall pay the Awardee an amount equal to a pro rata percentage of the Target Cash Incentive Award for all three Performance Periods based on the number of full months during which the Awardee was employed by the Company or a Subsidiary during the period from the first day of Performance Period #1 through the last day of Performance Period #3, which payment shall be made as soon as practicable after the last day of Performance Period #1, but subject to Section 9 below, in no event shall such payment occur later than December 31, 2020, and any remaining portion of the Cash Incentive Award will be immediately forfeited; and
(ii) If the Awardee’s employment with the Company or a Subsidiary terminates without Cause within 12 months following the consummation of the Merger and such termination occurs during calendar 2020, subject to Section 9, the Company shall pay the Awardee an amount equal to (A) any earned portion of the Cash Incentive Award allocated to Performance Period #1, which shall be determined based on the level of achievement of the Company’s Consolidated EBITDA for such Performance Period, which payment shall be made not later than two weeks following the date of such termination (or as soon as reasonably practicable after the Company determines the level at which the applicable performance goals were satisfied, but in no event later than December 31, 2020) and (B) a pro rata percentage of the Target Cash Incentive Award allocated to Performance Period #2 based on the number of full months during which the Awardee was employed by the Company or a Subsidiary during Performance Period #2, which payment shall be made as soon as practicable after the last day of Performance Period #2, but subject to Section 9 below, in no event shall such payment occur later than December 31, 2021, and any unearned portion of the Cash Incentive Award allocated to Performance Period #2 and any remaining portion of the Cash Incentive Award allocated to Performance Period #3 will be immediately forfeited.

(c)
Termination without Cause following a Change in Control other than the Merger. If the Awardee’s employment with the Company or a Subsidiary terminates without Cause within 12 months following the consummation a Change in Control other than the Merger (the “CIC Date”), subject to Section 9, the Company shall pay the Awardee an amount equal to (i) any earned portion of the Cash Incentive Award allocated to any previously completed Performance Periods that ended prior to the CIC Date, which shall be determined based on the level of achievement of the Company’s Consolidated EBITDA for such Performance Periods, which payment shall be made not later than two weeks following the date of such termination (or as soon as reasonably practicable after the Company determines the level at which the applicable performance goals were satisfied, but in no event later than the calendar year following the calendar year in which such termination occurs), and any unearned portion of the Cash Incentive Award allocated to such completed Performance Periods will be immediately forfeited, and (ii) a pro rata percentage of the Target Cash Incentive Award for the Performance Period in which the Change in Control occurs based on the number of full months during which the Awardee was employed by the Company or a Subsidiary during the Performance Period in which the CIC Date occurs, which payment shall be made as soon as practicable after the last day of the Performance Period in which the CIC Date occurs, but subject to Section 9 below, in no event shall such payment occur later than December 31st of the calendar year following the calendar year in which the CIC Date occurs, and any remaining portion of the Cash Incentive Award allocated to the Performance Period in which the CIC Date occurs and any subsequent remaining Performance Periods will be immediately forfeited.

4.	Termination Due to Death, Disability, or Retirement.

Death, Disability and Retirement. If the Awardee’s employment with the Company or a Subsidiary terminates before the last day of Performance Period #3 due to the Awardee’s death, Disability or Retirement, subject to Section 9, the Company shall pay to the Awardee or his or her executor or administrator, (a) any earned portion of the Cash Incentive Award allocated to any previously completed Performance Periods that ended prior to the date of the Awardee’s death, Disability or Retirement (the “DDR Termination Date”), which shall be determined based on the level of achievement of the Company’s Consolidated EBITDA for such Performance Periods, and which payment shall be made not later than two weeks following the date of such termination (or as soon as reasonably practicable after the Company determines the level at which the applicable performance goals were satisfied, but in no event later than the calendar year in which the DDR Termination Date occurs), and any unearned portion of the Cash Incentive Award allocated to such completed Performance Periods will be immediately forfeited, and (b) a pro rata percentage of any earned portion of the Cash Incentive Award for the Performance Period in which the DDR Termination Date occurs based on the number of full months during which the Awardee was employed by the Company or a Subsidiary during the Performance Period in which the DDR Termination Date occurs, which shall be determined based on the level of achievement of the Company’s Consolidated EBITDA for such Performance Period, and which payment shall be made as soon as practicable after the last day of the Performance Period in which the DDR Termination occurs and the determination by the Committee of the level of attainment of the Company’s Consolidated EBITDA, but subject to Section 9 below, in no event shall such payment occur later than December 31st of the calendar year following the calendar year in which the DDR Termination Date occurs, and any remaining portion of the Cash Incentive Award allocated to the Performance Period in which the DDR Termination Date occurs and any subsequent remaining Performance Periods will be immediately forfeited.

5.
Forfeiture. In addition to the forfeiture of any portion of the Cash Incentive Award pursuant to other provisions of this Agreement, if either (a) the Awardee’s employment with the Company or an Affiliate or Subsidiary terminates before the last day of Performance Period #3 for any reason other than as set forth in Sections 3 and 4 hereof, or (b) if the Committee finds that the Awardee has engaged in any fraud or intentional misconduct as described in Section 19 hereof, the entire Cash Incentive Award will be forfeited. Any portion of the Cash Incentive Award shall be considered to have been forfeited upon the event that causes such forfeiture and shall not be considered to be outstanding thereafter.

6.
Form and Time of Payment of Cash Incentive Award. Notwithstanding anything to the contrary in this Agreement, payment of the portion of the Cash Incentive Award that becomes earned as set forth herein will be made in cash, less any applicable tax withholding. Except as otherwise provided in Sections 3 and 4, payment will be made as soon as practicable after the end of Performance Period #3 and the determination by the Committee of the level of attainment of the Company’s Consolidated EBITDA, but in no event later than December 31st, 2022. Upon and after payment of the Cash Incentive Award pursuant to this Section 6, the Cash Incentive Award shall not be considered to be outstanding. Notwithstanding the foregoing, if the event that causes the Cash Incentive Award to be earned is a Change in Control that does not constitute a change of control for purposes of Section 409A of the Code, then to the extent necessary to comply with

Section 409A of the Code, payment will be made on the next date or event under the Agreement that constitutes a permissible payment date or event under Section 409A of the Code.

7.
Cash Incentive Award Nontransferable. Until payment is made to the Awardee as provided herein, neither the Cash Incentive Award granted hereby nor any interest therein shall be transferable other than by will or the laws of descent and distribution prior to payment.

8.
Adjustments. The Cash Incentive Award evidenced by this Agreement is subject adjustment as provided under Section 11 of the Plan. In addition, by accepting this Cash Incentive Award, the Awardee hereby consents to any action taken by the Committee, in its sole discretion, to adjust the Company’s Consolidated EBITDA performance metric as set forth in the Statement of Performance Goals in connection with the Merger or a Change in Control and hereby acknowledges that no further consent will be sought by the Awardee for any such adjustment.

9.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Awardee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. If the event triggering the right to payment under this Agreement is the Awardee’s Retirement or other separation from service with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Awardee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of payment under Section 3 or 4 above, as applicable, shall be the first day of the seventh month after the date of the Awardee’s separation from service or, if earlier, the date of the Awardee’s death, in each case, to the extent required to avoid the excise tax pursuant to Section 409A of the Code.

10.
No Right to Future Grants; No Right of Employment; Extraordinary Item. In accepting the grant, the Awardee acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant of this Cash Incentive Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Cash Incentive Awards or benefits in lieu of a Cash Incentive Award, even if Cash Incentive Awards have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) the Awardee’s participation in the Plan is voluntary; (e) this Cash Incentive Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and/or Subsidiaries, and which is outside the scope of the Awardee’s employment contract, if any; (f) this Cash Incentive Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) in the event that the Awardee is an employee of an Affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Affiliate or Subsidiary that is the Awardee’s employer; (h) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Cash Incentive Award or diminution in value of this Cash Incentive Award and the Awardee irrevocably releases the Company, its Affiliates and/or its Subsidiaries from any such claim that may arise; (i) for the avoidance of doubt, any treatment with respect to any outstanding incentive grants set forth in any Change in Control Severance Agreement between the Company and the Awardee shall not apply to the Cash Incentive Award covered by this Agreement; and (j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of the involuntary termination of the Awardee’s employment, the Awardee’s right to receive the Cash Incentive Award and vest in the Cash Incentive Award under the Plan, if any, will terminate effective as of the date that the Awardee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the involuntary termination of employment, the Awardee’s right to vest in the Cash Incentive Award after termination of employment, if any, will be measured by the date of termination of the Awardee’s active employment and will not be extended by any notice period mandated under local law.

11.
Continuous Employment. For purposes of this Agreement, the continuous employment of the Awardee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Awardee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (a) the transfer of the Awardee’s employment among the Company and its Affiliates and Subsidiaries or (b) an approved leave of absence.

12.
Employee Data Privacy. The Awardee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Awardee’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (the “Company Group”) for the exclusive purpose of implementing, administering and managing the Awardee’s participation in the Plan. The Awardee understands that the Company Group holds certain personal information about the Awardee, including, but not limited to, the Awardee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Cash Incentive Awards or any other long-term incentive awards and any entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Awardee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Awardee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Awardee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Awardee’s country. The Awardee understands that the Awardee may request a list with the names and addresses of any potential recipients of the Data by contacting the Awardee’s local human resources representative. The Awardee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Awardee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Awardee may elect to deposit any Common Shares acquired. The Awardee understands that Data will be held only as long as is necessary to implement, administer and manage the Awardee’s participation in the Plan. The Awardee understands that the Awardee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Awardee’s local human resources representative. The Awardee understands, however, that refusing or withdrawing the Awardee’s consent may affect the Awardee’s ability to participate in the Plan. For more information on the consequences of the Awardee’s refusal to consent or withdrawal of consent, the Awardee understands that the Awardee may contact the Awardee’s local human resources representative.

13.
Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Committee or the Board or any other committee designated by the Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Cash Incentive Award.

14.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Awardee under this Agreement without the Awardee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of a Awardee to certain amendments shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

15.
Severability. Subject to Section 19, if any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16.
Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Awardee, and the successors and assigns of the Company.

17.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

18.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Cash Incentive Award and the Awardee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Awardee’s consent to participate in the Plan by electronic means. The Awardee hereby consents to receive such documents by electronic delivery and the Awardee acknowledges that by clicking on the “Accept” button on the Morgan Stanley Wealth Management web page titled “Step 3: Confirm the Review/Acceptance of your Award,” the Awardee agrees to be bound by the electronic execution of this Agreement.

19.
Clawback. In accordance with Section 13 of the Plan, if the Committee has determined that any fraud or intentional misconduct by the Awardee was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), to the extent permitted by applicable law the Awardee shall return to the Company all cash that was paid out pursuant to this Agreement. The remedy specified herein shall not be exclusive, and shall be in addition to every other right or remedy at law or in equity that may be available to the Company. Notwithstanding any other provision of this Agreement or the Plan to the contrary, if this Section 19 is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement shall be deemed to be unenforceable due to a failure of consideration, and the Awardee’s rights to the Cash Incentive Award that would otherwise be paid under this Agreement shall be forfeited. Further, notwithstanding anything in this Agreement to the contrary, the Awardee acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that this Section 19 shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

Executed in the name and on behalf of the Company at Chicago, Illinois as of the [__] day of [_____], [_____].
USG CORPORATION

______________________________________________
Name:
Title:

The undersigned Awardee hereby accepts the 2019 Long-Term Cash Incentive Award evidenced by this 2019 Long-Term Cash Incentive Award Agreement on the terms and conditions set forth herein and in the Plan.

______________________________________________
Name:

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS.

EXHIBIT A TO
USG CORPORATION
2019 Long-Term cash incentive award AGREEMENT

This Exhibit A is attached to and forms a part of the USG Corporation 2019 Long-Term Cash Incentive Award Agreement, dated as of [______].
Solely for the purposes of this Agreement, the following terms shall be defined as follows:

(A)	“Affiliate” of a Person means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

(B)	A Cash Incentive Award shall be considered “Assumed” in connection with a Change in Control if each of the following conditions is met:

(1)	The award of Cash Incentive Award is converted into a replacement award that preserves the amount of the Target Cash Incentive Award; and

(2)
the replacement award contains provisions for scheduled vesting and treatment on termination of employment (including the definitions of Cause) that are no less favorable to the Awardee than as set forth in this Agreement, and all other terms of the replacement award (other than the security and number of shares represented by the replacement awards, if applicable) are substantially similar to, or more favorable to the Awardee than, those set forth in this Agreement.

(C)	“Cause” shall mean that the Awardee shall have:

(1)	been convicted of a criminal violation involving fraud, embezzlement or theft in connection with the Awardee’s duties or in the course of the Awardee’s employment with the Company or any Subsidiary;

(2)	committed intentional wrongful damage to tangible or intangible property of the Company or any Subsidiary; or

(3)	committed intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary.

For purposes of this Agreement, no act or failure to act on the part of the Awardee will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by the Awardee not in good faith and without reasonable belief that the Awardee’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Awardee will not be deemed to have been terminated for “Cause” hereunder unless and until there shall have been delivered to the Awardee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Committee then in office (excluding the Awardee if the Awardee is then a member of the Committee) at a meeting of the Committee called and held for such purpose, after reasonable notice to the Awardee and an opportunity for the Awardee, together with the Awardee’s counsel (if the Awardee chooses to have counsel present at such meeting), to be heard before the Committee, finding that, in the good faith opinion of the Committee, the Awardee had committed an act constituting “Cause” as herein defined and specifying the particulars thereof in reasonable detail. Nothing herein will limit the right of the Awardee or the Awardee’s beneficiaries to contest the validity or propriety of any such determination.

(D)
“Disability” shall mean that the Awardee has suffered a total disability within the meaning of the Company’s Long Term Disability Plan for Salaried Employees and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

(E)	“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

(F)
“Retirement” shall mean the Awardee’s retirement from employment with the Company or any Subsidiary on or following the date that the Awardee first meets the following age and service requirements: (1) completing fifteen years of continuous service with the Company or any Subsidiary and attaining the age of 50, (2) completing ten years of continuous service with the Company or any Subsidiary and attaining the age of 55, (3) completing three years of continuous service with the Company or any Subsidiary and attaining the age of 62 or (4) attaining the age of 65. Without limiting the generality of the foregoing, in no event shall “Retirement” include the involuntary termination of the Awardee’s employment by the Company (a) for Cause or (b) without Cause if, as a result of such termination without Cause, the Awardee becomes eligible to receive payments on account of such termination under an employment agreement between the Awardee and the Company.